UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2019
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AXCELLA HEALTH INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (857) 320-2200
Not Applicable
(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AXLA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.
Chairman and Consulting Agreement
On August 22, 2019, Axcella Health Inc. (the “Company”) entered into a Chairman and Consulting Agreement with David R. Epstein, Chairman of the Company’s Board of Directors (the “Board”), pursuant to which Mr. Epstein has agreed to serve as Chairman of the Board and to provide certain consulting services to the Company. In exchange for his consulting services, Mr. Epstein will receive an annual base retainer of $300,000 and an annual option to purchase 65,000 shares of the Company’s common stock, subject to periodic review and adjustment at the Company’s discretion. The Chairman and Consulting Agreement also contains customary non-competition and confidentiality obligations. The foregoing description of the Chairman and Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text thereof, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director and Appointment of New Director
On August 21, 2019, Christopher A. Viehbacher tendered his resignation from the Board, effective immediately. After four years on the Board, Mr. Viehbacher has decided to step down from the Board given increased time commitments related to the growth of the investment fund he manages. Mr. Viehbacher did not serve on any of the committees of the Board. His departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On August 21, 2019, upon the recommendation of its Nominating and Corporate Governance Committee, the Board appointed Catherine A. Sohn, Pharm. D. to join the Board, effective immediately. The Board determined that Dr. Sohn is independent under the listing standards of Nasdaq and the Company’s corporate governance guidelines. Dr. Sohn will serve as a Class III director with a term expiring at the annual meeting of stockholders to be held in 2022. The members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee remain the same as Dr. Sohn has not been appointed to any such committees at this time.
As a non-employee director, Dr. Sohn will receive cash compensation and an equity award for her Board service in accordance with the Company’s non-employee director compensation policy. Dr. Sohn is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Sohn and any other persons pursuant to which she was selected as a director. In addition, Dr. Sohn will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.
On August 23, 2019, the Company issued a press release announcing the changes to the composition of its Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Departure of Chief Financial Officer and Appointment of Interim Principal Accounting Officer
On August 21, 2019, Thomas Leggett, the Senior Vice President of Finance and Chief Financial Officer of the Company, submitted notice to the Company of his resignation, effective August 30, 2019, to pursue other opportunities. The Company thanks Mr. Leggett for his contributions and has initiated a search for a new Chief Financial Officer.
In connection with his resignation, on August 22, 2019, the Company entered into a separation agreement with Mr. Leggett pursuant to which, subject to Mr. Leggett's compliance with his obligations under the agreement, including being reasonably available to the Company during mutually agreeable times to assist with transition matters and a general release of any potential claims against the Company, Mr. Leggett shall receive severance benefits that include a one-time payment of $10,000 and extension of the exercise period of his vested options through January 2, 2020. The foregoing description of the separation agreement does not purport to be complete and is qualified in its entirety by the full text of the separation agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.
On August 21, 2019, the Board appointed, upon the effectiveness of Mr. Leggett’s resignation, Shane Maltbie, Vice President, Corporate Finance, as the Company’s Interim Principal Accounting Officer. Mr. Maltbie (age 38) joined the Company in 2015. Prior to joining the Company, he led the SEC reporting and technical accounting groups as the Director of Technical Accounting at PAREXEL International, a publicly traded clinical research organization. Prior to PAREXEL, Mr. Maltbie was a senior manager at Deloitte & Touche. Mr. Maltbie is a Certified Public Accountant in the Commonwealth of Massachusetts. He holds a Bachelor’s Degree in both Business Management and Accounting from Hartwick College and a Masters in Accountancy from Northeastern University.
Item 9.01.    Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Axcella Health Inc., dated August 23, 2019, furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELLA HEALTH INC.

Date: August 23, 2019	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr.
Chief Executive Officer, President and Director

Exhibit 99.1

Axcella Health Inc. Announces Appointment of Catherine A. Sohn, Pharm. D. to its Board of Directors
Cambridge, Mass., August 23, 2019 – Axcella Health Inc. (Nasdaq: AXLA), a biotechnology company pioneering the research and development of novel multifactorial interventions using novel compositions of endogenous metabolic modulators to address dysregulated metabolism and support health, today announced that Catherine A. Sohn, Pharm.D. has been appointed to its Board of Directors. In addition, the Company announced that Christopher A. Viehbacher is stepping down after serving as a Board member since 2015.
“We are excited to welcome Dr. Sohn to our Board. She has over thirty years of global experience in the biopharmaceutical and consumer healthcare sectors and strong leadership and public company board experience, which will be instrumental to the continued advancement of our pipeline and execution of our strategy,” said David Epstein, Chairman of Axcella’s Board of Directors.

Dr. Sohn held a series of leadership positions in strategic product and business development and commercial operating roles at GlaxoSmithKline plc and its predecessor companies, SmithKline Beecham and SK&F, most recently as Senior Vice President until 2010. She currently serves on the board of directors of Jazz Pharmaceuticals plc, a public commercial-stage biopharmaceutical company, Rubius Therapeutics, Inc., a public clinical-stage biopharmaceutical company and Landec Corporation, a public company with two divisions, a contract development and manufacturing organization and a natural food company. Dr. Sohn also is Chairman of BioEclipse Therapeutics, a private clinical stage biotechnology company. As an independent Director, Dr. Sohn has served as Chair of Nominating / Corporate Governance and Compensations Committees and as a member on Audit Committees. She previously served on the board of Neuralstem, Inc., a public biopharmaceutical company until 2017. Dr. Sohn received a Pharm.D. from the University of California, San Francisco, a certificate in professional development from the Wharton School at the University of Pennsylvania and is a NACD (National Association of Corporate Directors) Board Leadership Fellow.

“I am pleased to be joining the Board at an important time in Axcella’s evolution and to be working with Axcella’s experienced management team. I am excited by the Company’s current clinical studies and the potential of its platform.” said Dr. Sohn.

David Epstein made comments on Mr. Viehbacher’s departure from the board, “We sincerely thank Chris for the numerous contributions he made to Axcella and the role he has played in guiding the Company over the past four years.” Mr. Viehbacher said, “I am proud of Axcella’s pioneering work with endogenous metabolic modulators and its progress towards potentially establishing them as products to address complex diseases and support health.”

About Endogenous Metabolic Modulators
Endogenous metabolic modulators, or EMMs, are a broad family of molecules, including amino acids, which fundamentally impact and regulate human metabolism. Our AXA Candidates are anchored by EMMs that have a history of safe use as food. We believe that, unlike conventional targeted interventions currently used to address dysregulated metabolism, EMM compositions have the potential to directly and simultaneously support and modulate multiple metabolic pathways implicated both in complex diseases and overall health.

About Axcella Health
Axcella is designing and developing AXA Candidates, compositions of endogenous metabolic modulators, or EMMs, engineered in distinct ratios, designed to target and maximize the fundamental role that EMMs play in regulating multiple metabolic functions. Axcella’s AXA Candidates are generated from its proprietary, human-focused AXA Development Platform. Axcella believes its expertise and capabilities in EMMs position it to become a preeminent biotechnology company reprogramming metabolism to address a diverse set of complex diseases and support health. Axcella’s AXA Development Platform has already produced a pipeline of product candidates in programs targeting liver, muscle and blood. Axcella was founded by Flagship Pioneering. For more information, visit www.axcellahealth.com.

Internet Posting of Information
We routinely post information that may be important to investors in the 'Investors & News' section of our website at www.axcellahealth.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the therapeutic potential of our AXA Candidates and our strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar words and expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words or expressions. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to the clinical development and potential of our AXA Candidates, the potential impact on the Company of the board changes announced in this press release, the Axcella team’s ability to build a leading endogenous metabolic modulator company and to advance its pipeline and other risks identified in our SEC filings, including our Quarterly Report on Form 10-Q for the second quarter of 2019, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Company Contact	Investor Contact
Alison Williams	Lauren Stival
awilliams@axcellahealth.com	ir@axcellahealth.com
(857) 320-2204	(212) 698-8646